IES HOLDINGS, INC.
AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN
FORM OF PHANTOM STOCK UNIT AWARD AGREEMENT

THIS PHANTOM STOCK UNIT AWARD AGREEMENT (this “Agreement”) is made and entered into as of [ ] (“Grant Date”) by and between IES Holdings, Inc. (f/k/a Integrated Electrical Services, Inc.), a Delaware corporation (the “Company”), and [ ] (“Participant”) pursuant to the terms and conditions of the Company’s Amended and Restated 2006 Equity Incentive Plan dated as of February 9, 2016 (the “Plan”), in respect of an aggregate of [ ] Phantom Stock Units. All capitalized terms not defined herein without a separate definition shall have the meanings set forth in the Plan.
Section 1. Phantom Stock Unit Award. This Agreement governs an Award of Phantom Stock Units pursuant to the Plan. Each Phantom Stock Unit represents a contractual right in respect of one share of Stock, subject to the satisfaction in full of the performance and service conditions specified herein and the other terms and conditions set forth in this Agreement. The Participant is granted [ ] time-vesting Phantom Stock Units (the “Time-Vesting Phantom Stock Units”) and [ ] performance-based Phantom Stock Units (the “Performance-Based Phantom Stock Units”). For the purposes of this Agreement, “Scheduled Vesting Date” shall mean the earlier of (i) [ ] and (ii) the date that the Company files its Annual Report on Form 10-K for its fiscal year ending September 30, [ ].

Section 2. Time-Vesting Phantom Stock Units. Subject to the service requirement set forth in Section 4, the Time-Vesting Phantom Stock Units shall vest on the Scheduled Vesting Date and payment in respect of the Time-Vesting Phantom Stock Units that become vested on the Scheduled Vesting Date shall be made within 30 days following the Scheduled Vesting Date.

Section 3. Performance-Based Phantom Stock Units. The performance targets applicable to the Performance-Based Phantom Stock Units are established to incent the Participant and other key executives or officers of the Company to cause the Company to achieve superior growth in the Company’s net income over the period commencing on October 1, [ ] and ending on September 30, [ ] (the “Performance Period”). The number of Performance-Based Phantom Stock Units that vest shall be based on the Company’s achievement of cumulative Comprehensive Income Attributable to IES Holdings, Inc. before provision for income taxes and excluding employee stock compensation expense (“Cumulative Income”) for the Performance Period as compared to $[ ] (“Target Cumulative Income”).  For the purpose of determining the number of Performance-Based Phantom Stock Units that vest, Cumulative Income is calculated from the Company’s audited financial statements for the years ended September 30, [ ], [ ], and [ ] in accordance with GAAP, except that it does not take into account any (i) gains or losses on the disposition of a business; (ii) restructuring charges; or (iii) Extraordinary Items as determined by the Committee, where “Extraordinary Items” means any item of income or expense that, taking into account the environment in which the Company operates, (a) possesses a high degree of abnormality and is of a type unrelated (or only incidentally related) to the Company’s ordinary and typical activities and (b) is not reasonably expected to recur in the foreseeable future.

The table set forth in Annex I sets forth the percentage, if any, of the Performance-Based Phantom Stock Units that shall be deemed vested for the Performance Period based on the Company’s achievement of Cumulative Income for the Performance Period (the “Vesting Percentage”). Payment in respect of Performance-Based Phantom Stock Units that become vested on the Scheduled Vesting Date shall be made within 30 days following the Scheduled Vesting Date. Any Performance-Based Phantom Stock Units that do not vest upon the Scheduled Vesting Date based on Cumulative Income during the Performance Period shall be forfeited. Subject to Section 5, the determination of the final Cumulative Income for the Performance Period shall be made by the Committee in its sole discretion in accordance with the formula above.
Section 4.    Service Vesting Requirement. Except as otherwise expressly specified below, (i) in addition to the performance vesting requirements of Section 3, to the extent applicable, the Participant shall vest in the Phantom Stock Units only if the Participant remains continuously employed by the Company or any majority-owned subsidiary thereof from the Grant Date until the Scheduled Vesting Date; and (ii) if the Participant does not remain continuously employed by Company or any majority-owned subsidiary thereof from the date hereof until the Scheduled Vesting

Date, all of the unvested Phantom Stock Units subject to this Award shall be immediately forfeited for no consideration and the Participant’s rights with respect thereto shall cease upon termination of the Participant’s employment.

Notwithstanding the foregoing and anything in this Agreement or the Plan to the contrary, the Integrated Electrical Services, Inc. (n/k/a IES Holdings, Inc.) Amended and Restated Executive Officer Severance Plan (the “Severance Plan”) shall govern the treatment of unvested Phantom Stock Units if the Participant’s employment is terminated prior to the Scheduled Vesting Date due to the Participant’s (i) death, (ii) Disability (as defined in the Severance Plan), or (iii) Qualifying Termination (as defined in the Severance Plan).

Section 5. Effect of a Change in Control. Notwithstanding the provisions of Section 4 hereof, or anything in the Severance Plan or in any other benefit plan or agreement to the contrary, this Section 5 shall apply in the event of a Change in Control prior to the Scheduled Vesting Date.

If, immediately following the occurrence of the Change in Control, the value of the Phantom Stock Units is determined by reference to a class of stock that is publicly traded on an established U.S. securities market (a “Publicly Traded Stock”), including by reason of an adjustment pursuant to Section 7 or the assumption of this Award by the corporation surviving any merger or other corporate transaction or the publicly traded parent corporation thereof (the “Successor Corporation”), the performance conditions with respect to the Performance-Based Phantom Stock Units shall be deemed met at maximum levels, and the Participant’s rights with respect to the Time-Vesting Phantom Stock Units and the Performance-Based Phantom Stock Units shall become vested subject only to satisfaction of the service conditions specified in Section 4 and shall be payable as set forth in Sections 2, 3, and 4.

If the value of the unvested Phantom Stock Units is not determined by reference to a Publicly Traded Stock immediately following the occurrence of the Change in Control, whether because the Successor Corporation does not have Publicly Traded Stock or determines not to assume this Award, the unvested Phantom Stock Units subject to this Award shall vest in full, with performance conditions deemed met at maximum levels, upon the occurrence of such Change in Control. Any Phantom Stock Units that become vested pursuant to the foregoing sentence shall be payable within 30 days following the Change in Control.

Notwithstanding the foregoing, in any circumstance or transaction in which compensation payable pursuant to this Agreement would be deemed to be deferred compensation under Section 409A (as defined below), then “Change in Control” means, but only to the extent necessary to prevent such compensation from becoming subject to adverse tax consequences under Section 409A, a transaction or circumstance that satisfies the requirements of both (1) a Change in Control as defined in the Plan, and (2) a “change in control event” within the meaning of Treasury Regulation § 1.409A-3(i)(5).

Section 6. Settlement. Unless the Committee shall direct that the Company settle any Phantom Stock Units that become payable following the occurrence of a Change in Control in cash, the Phantom Stock Units shall be settled in Shares (or any other equity to which the Phantom Stock Units relate by reason of an adjustment pursuant to Section 7 or an assumption of this Award by a Successor Corporation). If the Committee determines to settle such Phantom Stock Units in cash, the amount of cash payable shall be based upon the Fair Market Value of a share of Stock (or any other equity to which the Phantom Stock Units relate by reason of an adjustment pursuant to Section 7) on the date of the Phantom Stock Units vest. Any payment made in settlement of Phantom Stock Units shall be subject to any and all applicable tax withholding requirements, which may be effected from any shares issuable in respect thereof by withholding therefrom up to the number of whole shares having a Fair Market Value equal to the maximum amount that may be withheld by law.

Section 7. Adjustments for Corporate Transactions. In the event that there shall occur any Recapitalization (i) the number of (and, if applicable, securities related to) the Phantom Stock Units and (ii) the Target Cumulative Income shall be adjusted by the Committee in such manner as the Committee determines is necessary or appropriate to prevent any enhancement or diminution of the Participant’s rights and opportunities hereunder. To the extent that the Phantom Stock Units awarded herein shall be deemed to relate to a different number of Shares or different securities as a result of any such adjustment, such additional number of shares or other securities shall be subject to the restrictions of the Plan and this Agreement and the vesting conditions specified herein.

Section 8. Modification. Except to the extent permitted by the Plan, any modification of this Agreement will be effective only if it is in writing and signed by each party whose rights hereunder are affected thereby.

Section 9. Golden Parachute Excise Tax. Notwithstanding anything in this Agreement to the contrary, if the Participant is a “disqualified individual” (as defined in Section 280G(c) of the Code), and the payments and benefits to be provided to the Participant under this Agreement, together with any other payments and benefits to which the Participant has the right to receive from the Company or any other person, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code) (collectively, “Participant’s Parachute Payment”), then the Participant’s Parachute Payments (a) shall be reduced (but not below zero) by the minimum amount necessary so that no portion of the amounts to be received will be subject to the excise tax imposed by Section 4999 of the Code or (b) shall be paid in full, whichever of (a) and (b) produces the better “net after-tax” benefit to the Participant (taking into account all applicable taxes, including any excise tax imposed under Section 4999 of the Code). To the extent that the Participant is party to any arrangement with the Company that provides for the payment of cash severance benefits, the benefits payable thereunder shall be reduced (but not below zero) in accordance with the provisions of such arrangement prior to any reduction in the benefits payable hereunder. The determination as to whether any such reduction in the amount of the payments and benefits provided hereunder is necessary shall be made by the Company in good faith.

Section 10. Restrictions on Transfer. Neither this Award nor any Phantom Stock Units covered hereby may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company as a result of forfeiture of the Phantom Stock Units as provided herein.

Section 11. No Shareholder Rights. The Phantom Stock Units granted pursuant to this Award, whether or not vested, will not confer upon the Participant any rights as a shareholder, including, without limitation, the right to receive or to be credited with any dividends or dividend equivalents or to vote any Shares, unless and until the Award is paid in Shares in accordance with the terms hereof. Nothing in this Section 11 shall be construed to override the right of a Participant to have the number of Phantom Stock Units adjusted in accordance with the provisions of Section 7 hereof.

Section 12. Award Subject to Plan. This Award of Phantom Stock Units is subject to the terms of the Plan, the terms and provisions of which are hereby incorporated by reference. Unless otherwise expressly provided herein, nothing in this Agreement shall be construed to limit any authority afforded to the Committee pursuant to the terms of the Plan. In the event of a conflict or ambiguity between any term or provision contained herein and a term or provision of the Plan, the Plan will govern and prevail.

Section 13. No Right of Employment. Nothing in this Agreement shall confer upon the Participant any right to continue as an employee of, or other service provider to, the Company or any of its subsidiaries, nor interfere in any way with the right of Company or any such subsidiary to terminate the Participant’s employment or other service at any time or to change the terms and conditions of such employment or other service.

Section 14. No Guarantee of Tax Consequences. None of the Board, the Committee, the Company or any affiliate of any of the foregoing makes any commitment or guarantee that any federal, state, local or other tax treatment will (or will not) apply or be available to the Participant (or to any person claiming through or on behalf of the Participant) and shall have no liability or responsibility with respect to taxes (and penalties and interest thereon) imposed on the Participant (or on any person claiming through or on behalf of the Participant) as a result of this Agreement.

Section 15. Section 409A. Notwithstanding the other provisions hereof, this Agreement is intended to comply with or otherwise be exempt from the requirements of Section 409A of the Code and the regulations and administrative guidance promulgated thereunder (“Section 409A”), to the extent applicable, and this Agreement shall be interpreted to avoid any taxes or penalty sanctions under Section 409A. Accordingly, all provisions herein, or incorporated by reference, shall be construed and interpreted to comply with or otherwise be exempt from Section 409A. All payments to be made upon a termination of the Participant’s employment under this Agreement that constitute deferred compensation for purposes of Section 409A may only be made upon a “separation from service” under Section 409A. For purposes of Section 409A, each payment made under this Agreement shall be treated as a separate payment. Any amount payable to the Participant pursuant to this Agreement during the six (6) month period immediately following the date of the Participant’s termination of employment that is not otherwise exempt from Section 409A, then such amount shall hereinafter be referred to as the “Excess Amount.” If at the time of the Participant’s separation from service, the Company’s (or any entity required to be aggregated with the Company under Section 409A) stock is publicly-traded on an established securities market or otherwise and the Participant is a “specified employee” (as defined in Section 409A), then the Company shall postpone the commencement of the payment of Excess Amount for six (6) months following the date of the Participant’s termination of employment. The delayed Excess Amount shall be paid in a lump sum to the Participant on the Company’s first normal payroll date following the date that is six (6) months following the date of the Participant’s termination of employment. If the Participant dies during such six (6) month period and prior to the payment of the portion of the Excess Amount that is required to be delayed on account of Section 409A, such Excess Amount shall be paid to the Participant’s estate within sixty (60) days after the Participant’s death.

Section 16. Clawback. Notwithstanding any other provisions in the Plan or this Agreement, any compensation payable pursuant to this Agreement that is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

Section 17. Data Privacy. The Participant expressly authorizes and consents to the collection, possession, use, retention and transfer of personal data of the Participant, whether in electronic or other form, by and among Company, its Affiliates, third-party administrator(s) and other possible recipients, in each case for the exclusive purpose of implementing, administering, facilitating and/or managing the Participant’s Awards under, and participation in, the Plan. Such personal data may include, without limitation, the Participant’s name, home address and telephone number, date of birth, Social Security Number, social insurance number or other identification number, salary, nationality, job title and other job-related information, tax information, the number of securities held or sold by the Participant, and the details of all Awards (including any information contained in this Award and all Award-related materials) granted to the Participant, whether exercised, unexercised, vested, unvested, cancelled or outstanding.

Section 18. Entire Agreement. This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

Section 19. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

Section 20. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each provision of this Agreement shall be severable and enforceable to the extent permitted by law.
Section 21. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.
Section 22. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof.
[SIGNATURES ON NEXT PAGE]

By signing below, the Participant accepts this Award of Phantom Stock Units, and acknowledges and agrees that this Award is granted under and governed by the terms and conditions of the Plan and this Agreement.

PARTICIPANT:     IES HOLDINGS, INC.

By:

Annex I

Determination of Percentage of Performance-Based Phantom Stock Units Vested:

Percentage of Target Cumulative Income Earned	Vesting Percentage
75%	50%
87.5%	75%
100%	100%
105%	110%
110%	120%

For the Performance Period, Cumulative Income earned will be calculated by the Committee and converted to a percentage of the Target Cumulative Income for that Performance Period, as set forth in Section 3. For example, if the Target Cumulative Income for a Performance Period is $74,000,000 and the actual Cumulative Income for the Performance Period is $66,600,000, the Percentage of Target Cumulative Income Earned for that Performance Period would be 90%. For achievement of Cumulative Income between any of the stated performance thresholds, the Vesting Percentage shall be determined by mathematical interpolation between such thresholds (e.g., if 90% of the Target Cumulative Income for a Performance Period is earned, 80% will be the Vesting Percentage, and 80% of the Performance-Based Phantom Stock Units attributable to the Performance Period will be vested).